                                                                    Exhibit 99.1

                                 NCO GROUP, INC.
                        Consolidating Statement of Income
                                   (Unaudited)
                             (Amounts in thousands)

                                                                      For the Three Months Ended September 30, 2003
                                                           ----------------------------------------------------------------
                                                                                             Intercompany
                                                           NCO Group       NCO Portfolio     Eliminations      Consolidated
                                                           ---------       -------------     ------------      ------------
Revenue                                                    $ 182,198         $  18,849         $ (12,428)        $ 188,619

Operating costs and expenses:
      Payroll and related expenses                            87,635               243              --              87,878
      Selling, general, and administrative expenses           69,647            13,404           (12,428)           70,623
      Depreciation and amortization expense                    7,766                85              --               7,851
                                                           ---------         ---------         ---------         ---------
                                                             165,048            13,732           (12,428)          166,352
                                                           ---------         ---------         ---------         ---------
                                                              17,150             5,117              --              22,267

Other income (expense):
      Interest and investment income                             738               722              (133)            1,327
      Interest expense                                        (2,972)           (2,679)               65            (5,586)
      Other income                                               402              --                --                 402
                                                           ---------         ---------         ---------         ---------
                                                              (1,832)           (1,957)              (68)           (3,857)
                                                           ---------         ---------         ---------         ---------
Income before income tax expense                              15,318             3,160               (68)           18,410

Income tax expense                                             5,818             1,160              --               6,978
                                                           ---------         ---------         ---------         ---------

Income from operations before minority interest                9,500             2,000               (68)           11,432

Minority interest (1)                                           --                 (68)             (641)             (709)
                                                           ---------         ---------         ---------         ---------

Net income                                                 $   9,500         $   1,932         $    (709)        $  10,723
                                                           =========         =========         =========         =========


(1) NCO Group owns 63 percent of the outstanding common stock of NCO Portfolio Management, Inc.

                                 NCO GROUP, INC.
                        Consolidating Statement of Income
                                   (Unaudited)
                             (Amounts in thousands)

                                                                       For the Nine Months Ended September 30, 2003
                                                             ----------------------------------------------------------------------
                                                                                                   Intercompany
                                                             NCO Group          NCO Portfolio      Eliminations        Consolidated
                                                             ---------          -------------      ------------        ------------
Revenue                                                      $ 547,913           $  55,167           $ (36,870)          $ 566,210

Operating costs and expenses:
      Payroll and related expenses                             263,220               1,286                --               264,506
      Selling, general, and administrative expenses            207,262              39,907             (36,870)            210,299
      Depreciation and amortization expense                     23,448                 298                --                23,746
                                                             ---------           ---------           ---------           ---------
                                                               493,930              41,491             (36,870)            498,551
                                                             ---------           ---------           ---------           ---------
                                                                53,983              13,676                --                67,659

Other income (expense):
      Interest and investment income                             1,685               1,712                (445)              2,952
      Interest expense                                          (9,388)             (8,120)                241             (17,267)
      Other income                                               1,128                --                  --                 1,128
                                                             ---------           ---------           ---------           ---------
                                                                (6,575)             (6,408)               (204)            (13,187)
                                                             ---------           ---------           ---------           ---------
Income before income tax expense                                47,408               7,268                (204)             54,472

Income tax expense                                              18,012               2,649                --                20,661
                                                             ---------           ---------           ---------           ---------

Income from operations before minority interest                 29,396               4,619                (204)             33,811

Minority interest (1)                                             --                  (204)             (1,415)             (1,619)
                                                             ---------           ---------           ---------           ---------

Net income                                                   $  29,396           $   4,415           $  (1,619)          $  32,192
                                                             =========           =========           =========           =========


(1) NCO Group owns 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.